EXHIBIT 99.1

Contact:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FOURTH QUARTER AND FULL YEAR FISCAL 2014 FINANCIAL RESULTS

Company Delivers Strong Fourth Quarter Performance and Outstanding Annual Growth in Profits

BOSTON, February 19, 2015 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal fourth quarter and year ended January 3, 2015. “CRA concluded fiscal 2014 with another strong quarter of performance,” said Paul Maleh, CRA’s President and Chief Executive Officer. “We continued to experience broad-based demand for our services, and on a full-year non-GAAP basis our portfolio performed exceptionally well with Litigation and Regulatory revenue growing by 9.2% and Management Consulting revenue increasing by 16.2% as compared to fiscal 2013. This annual growth contributed to a fiscal 2014 non-GAAP Adjusted EBITDA margin of 16.5%, our highest full-year margin since 2006.”

Revenue for the fourth quarter of fiscal 2014 increased to $78.5 million, compared with $75.7 million for the fiscal fourth quarter ended December 28, 2013. Non-GAAP revenue for the fourth quarter of fiscal 2014 increased to $77.4 million, compared with $74.3 million for the fourth quarter of fiscal 2013.

Net income for the fourth quarter of fiscal 2014 was $3.4 million, or $0.36 per diluted share, compared with $3.7 million, or $0.37 per diluted share, for the fourth quarter of fiscal 2013. Non-GAAP net income for the fourth quarter of fiscal 2014 was $3.5 million, or $0.37 per diluted share, compared with $3.7 million, or $0.37 per diluted share, for the fourth quarter of fiscal 2013.

Adjusted EBITDA for the fourth quarter of fiscal 2014 was $12.5 million, or 16.0% of revenue, compared with $11.9 million, or 15.8% of revenue, for the fourth quarter of fiscal 2013. On a non-GAAP basis, Adjusted EBITDA for the fourth quarter of fiscal 2014 was $12.6 million, or 16.3% of revenue, compared with $11.9 million, or 16.0% of revenue, for the fourth quarter of fiscal 2013.

A complete reconciliation between revenue, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the fourth quarters of fiscal

2014 and fiscal 2013, and for the full 2014 and 2013 fiscal years, are provided in the financial tables at the end of this release.

Management Comments

“For the full year fiscal 2014, CRA delivered non-GAAP revenue growth of 10.3% and non-GAAP income from operations grew at nearly three times that rate, at 28.5%,” said Maleh. “We drove revenue growth principally through organic expansion and achieved companywide utilization of 76% for fiscal 2014.”

“On a non-GAAP basis, revenue for the fourth quarter increased 4.2% in fiscal 2014 over a year ago, led by solid contributions across our portfolio and double-digit growth in our Finance, Life Sciences, and Energy practices,” Maleh said. “Project lead flow throughout the organization remains strong and the conversion rate for revenue generating projects continues to strengthen.”

“Our consulting productivity continued to drive the fourth quarter non-GAAP gross profit as a percent of revenue to 31.5% in fiscal 2014 from 31.0% a year ago,” said Maleh. “For the full fiscal year, non-GAAP gross profit as a percent of revenue was 31.7% in fiscal 2014 compared with 31.3% in fiscal 2013.”

“Fourth quarter non-GAAP selling, general and administrative (SG&A) expenses as a percent of revenue, excluding commissions to non-employee experts, increased to 19.2% in fiscal 2014 from 18.6% a year ago, primarily due to the heavy holiday calendar that fell during the fourth quarter of 2014,” said Maleh. “For the full fiscal year, non-GAAP SG&A expenses as a percent of revenue, excluding commissions to non-employee experts, was 18.7% in fiscal 2014 compared with 19.0% in fiscal 2013. The annual improvements in gross margin and SG&A drove non-GAAP income from operations as a percent of revenue to 7.9% in fiscal 2014 compared with 6.7% in fiscal 2013.”

“We concluded the year with cash and cash equivalents of $48.2 million, up from $44.7 million at the end of the third quarter of fiscal 2014. Cash flow from operations was $30.2 million for fiscal 2014. Cash generated by operations was reinvested into the business for staff development, recruiting, and infrastructure improvements, as well as for share repurchases. During the fourth quarter, we repurchased approximately 440,000 shares of common stock for $12.8 million, bringing the total fiscal 2014 repurchased shares amount to approximately 971,500 shares of common stock for $25.5 million,” Maleh said.

Outlook and Financial Guidance

“CRA’s results in 2014 have positioned the Company for continued success in fiscal 2015. CRA introduces full-year fiscal 2015 non-GAAP revenue guidance in the range of $312 million to $320 million, with revenue growth anticipated to be more weighted toward the latter half of the year as new hires join the Company through our normal recruiting efforts. With respect to profitability, as we pursue top-line growth, CRA expects full-year fiscal 2015 non-GAAP Adjusted EBITDA margin in the range of 16.3% to 16.7%,” concluded Maleh.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its fourth-quarter and full-year 2014 financial results. To listen to the live call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and is celebrating its 50th year anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary, excluding commissions to non-employee experts from SG&A, and including a presentation of Adjusted EBITDA, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the fourth quarters of fiscal 2014 and fiscal 2013, for the full 2014 and 2013 fiscal years, and for the full 2015 fiscal year financial guidance, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA” from income (loss) from operations, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including statements regarding our position for continued success, our conversion rate strengthening, or containing any guidance regarding our future revenues, profits or other financial measures, and statements using the terms “expect” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in 2015 could differ materially from the guidance presented herein as a result of, among other things, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract or hire qualified consultants or to utilize existing consultants; the unpredictable nature of litigation-related projects; dependence on the growth of our management consulting practice; the potential loss of clients; changes in the law that affect our practice areas; the demand environment; global economic conditions; intense competition; and the timing of and amount of new hires. In addition to these factors, other factors that could cause actual performance or results to differ materially from any forward-looking statements include, among others, our restructuring costs and attributable annual cost savings, changes in our effective tax rate, share dilution from our stock-based compensation, completing acquisitions and factors related to our completed acquisitions, including integration of personnel, clients and offices and unanticipated expenses and liabilities, the risk of impairment write downs to our intangible assets, including goodwill, if our enterprise value declines below certain levels, risks associated with acquisitions we may make in the future, risks inherent in international operations, the performance of our NeuCo subsidiary, changes in accounting standards, rules and regulations, management of new offices, the ability of customers to terminate engagements with us on short notice, our ability to integrate successfully new consultants into our practice, our ability to collect on forgivable loans should any become due, general economic conditions, foreign exchange rate fluctuations, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect our financial results is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JANUARY 3, 2015 COMPARED TO THE QUARTER ENDED DECEMBER 28, 2013

(In thousands, except per share data)

	Quarter Ended January 3, 2015 (1)					Quarter Ended December 28, 2013 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$78,459	100.0%	$1,033	$77,426	100.0%	$75,672	100.0%	$1,347	$74,325	100.0%
Costs of services	53,375	68.0%	319	53,056	68.5%	51,628	68.2%	339	51,289	69.0%
Gross profit	25,084	32.0%	714	24,370	31.5%	24,044	31.8%	1,008	23,036	31.0%

Selling, general and administrative expenses	17,906	22.8%	831	17,075	22.1%	16,966	22.4%	942	16,024	21.6%
Depreciation and amortization	1,697	2.2%	—	1,697	2.2%	1,619	2.1%	—	1,619	2.2%
Income (loss) from operations	5,481	7.0%	(117)	5,598	7.2%	5,459	7.2%	66	5,393	7.3%

Interest and other expense, net	(102)	-0.1%	—	(102)	-0.1%	(238)	-0.3%	(17)	(221)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	5,379	6.9%	(117)	5,496	7.1%	5,221	6.9%	49	5,172	7.0%
Provision for income taxes	(2,055)	-2.6%	(50)	(2,005)	-2.6%	(1,505)	-2.0%	(63)	(1,442)	-1.9%
Net income (loss)	3,324	4.2%	(167)	3,491	4.5%	3,716	4.9%	(14)	3,730	5.0%
Net loss attributable to noncontrolling interest, net of tax	73	0.1%	73	—	0.0%	6	0.0%	6	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,397	4.3%	$(94)	$3,491	4.5%	$3,722	4.9%	$(8)	$3,730	5.0%

Net income per share attributable to CRA International, Inc.:
Basic	$0.36			$0.37		$0.37			$0.37
Diluted	$0.36			$0.37		$0.37			$0.37

Weighted average number of shares outstanding:
Basic	9,344			9,344		10,071			10,071
Diluted	9,560			9,560		10,148			10,148

(1) The fiscal quarter ended January 3, 2015 includes fourteen weeks of operating results and the fiscal quarter ended December 28, 2013 includes thirteen weeks of operating results.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR ENDED JANUARY 3, 2015 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 28, 2013

(In thousands, except per share data)

	Fiscal Year Ended January 3, 2015 (1)					Fiscal Year Ended December 28, 2013 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$306,371	100.0%	$4,771	$301,600	100.0%	$278,432	100.0%	$5,050	$273,382	100.0%
Costs of services	207,327	67.7%	1,475	205,852	68.3%	189,262	68.0%	1,365	187,897	68.7%
Gross profit	99,044	32.3%	3,296	95,748	31.7%	89,170	32.0%	3,685	85,485	31.3%

Selling, general and administrative expenses	69,203	22.6%	3,592	65,611	21.8%	64,242	23.1%	3,608	60,634	22.2%
Depreciation and amortization	6,443	2.1%	—	6,443	2.1%	6,411	2.3%	3	6,408	2.3%
Income (loss) from operations	23,398	7.6%	(296)	23,694	7.9%	18,517	6.7%	74	18,443	6.7%

Interest and other expense, net	(726)	-0.2%	(23)	(703)	-0.2%	(599)	-0.2%	(87)	(512)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	22,672	7.4%	(319)	22,991	7.6%	17,918	6.4%	(13)	17,931	6.6%
Provision for income taxes	(9,684)	-3.2%	(205)	(9,479)	-3.1%	(6,683)	-2.4%	(244)	(6,439)	-2.4%
Net income (loss)	12,988	4.2%	(524)	13,512	4.5%	11,235	4.0%	(257)	11,492	4.2%
Net loss attributable to noncontrolling interest, net of tax	231	0.1%	231	—	0.0%	135	0.0%	135	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$13,219	4.3%	$(293)	$13,512	4.5%	$11,370	4.1%	$(122)	$11,492	4.2%

Net income per share attributable to CRA International, Inc.:
Basic	$1.36			$1.39		$1.13			$1.14
Diluted	$1.34			$1.37		$1.12			$1.13

Weighted average number of shares outstanding:
Basic	9,747			9,747		10,084			10,084
Diluted	9,897			9,897		10,173			10,173

(1) The fiscal year ended January 3, 2015 includes fifty-three weeks of operating results and the fiscal year ended December 28, 2013 includes fifty-two weeks of operating results.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER AND YEAR ENDED JANUARY 3, 2015 COMPARED TO THE FISCAL QUARTER AND YEAR ENDED DECEMBER 28, 2013

(In thousands)

	Quarter Ended January 3, 2015 (1)					Quarter Ended December 28, 2013 (1)
	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	January 3, 2015	Revenues	NeuCo (3)	January 3, 2015	Revenues	December 28, 2013	Revenues	NeuCo (3)	December 28, 2013	Revenues

Income (loss) from operations	$5,481	7.0%	$(117)	$5,598	7.2%	$5,459	7.2%	$66	$5,393	7.3%
Depreciation and amortization	1,697	2.2%	—	1,697	2.2%	1,619	2.1%	—	1,619	2.2%
EBITDA	7,178	9.1%	(117)	7,295	9.4%	7,078	9.4%	66	7,012	9.4%
Share-based compensation expenses	2,138	2.7%	—	2,138	2.8%	882	1.2%	—	882	1.2%
Amortization of forgivable loans	3,203	4.1%	—	3,203	4.1%	3,971	5.2%	—	3,971	5.3%
Adjusted EBITDA	$12,519	16.0%	$(117)	$12,636	16.3%	$11,931	15.8%	$66	$11,865	16.0%

	Year to Date Period Ended January 3, 2015 (2)					Year to Date Period Ended December 28, 2013 (2)
	GAAP			Non-GAAP		GAAP			Non-GAAP
	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP
	Period Ended	% of	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	Period Ended	% of
	January 3, 2015	Revenues	NeuCo (3)	January 3, 2015	Revenues	December 28, 2013	Revenues	NeuCo (3)	December 28, 2013	Revenues

Income (loss) from operations	$23,398	7.6%	$(296)	$23,694	7.9%	$18,517	6.7%	$74	$18,443	6.7%
Depreciation and amortization	6,443	2.1%	—	6,443	2.1%	6,411	2.3%	3	6,408	2.3%
EBITDA	29,841	9.7%	(296)	30,137	10.0%	24,928	9.0%	77	24,851	9.1%
Share-based compensation expenses	6,261	2.0%	—	6,261	2.1%	3,035	1.1%	—	3,035	1.1%
Amortization of forgivable loans	13,465	4.4%	—	13,465	4.5%	14,194	5.1%	—	14,194	5.2%
Adjusted EBITDA	$49,567	16.2%	$(296)	$49,863	16.5%	$42,157	15.1%	$77	$42,080	15.4%

(1) The fiscal quarter ended January 3, 2015 includes fourteen weeks of operating results and the fiscal quarter ended December 28, 2013 includes thirteen weeks of operating results.

(2) The fiscal year ended January 3, 2015 includes fifty-three weeks of operating results and the fiscal year ended December 28, 2013 includes fifty-two weeks of operating results.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 3,	December 28,
	2015	2013

Assets
Cash and cash equivalents	$48,199	$51,251
Accounts receivable and unbilled, net	83,165	82,131
Other current assets	34,026	29,581
Total current assets	165,390	162,963

Property and equipment, net	14,696	15,655
Goodwill and intangible assets, net	87,060	86,110
Other assets	48,089	55,576
Total assets	$315,235	$320,304

Liabilities and shareholders’ equity
Current liabilities	$88,394	$87,960
Long-term liabilities	11,914	7,707
Total liabilities	100,308	95,667

Total shareholders’ equity	214,927	224,637
Total liabilities and shareholders’ equity	$315,235	$320,304

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended	Fiscal Year Ended
	January 3,	December 28,
	2015	2013
Operating activities:
Net income	$12,988	$11,235
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	8,008	9,339
Accounts receivable and unbilled services	1,191	6,920
Working capital items, net	7,963	(9,046)
Net cash provided by operating activities	30,150	18,448

Investing activities:
Consideration relating to acquisitions, net	(1,784)	(15,591)
Purchase of property and equipment	(4,192)	(2,816)
Collections on notes receivable	114	14

Net cash used in investing activities	(5,862)	(18,393)

Financing activities:
Issuance of common stock, principally stock option exercises	469	207
Payments on notes payable	(26)	(700)
Borrowings under line of credit	—	17,320
Repayments under line of credit	—	(17,320)
Tax withholding payments reimbursed by restricted shares	(1,222)	(730)
Excess tax benefits from share-based compensation	392	7
Repurchase of common stock	(25,492)	(2,190)
Debt issuance costs	—	(1,120)

Net cash used in financing activities	(25,879)	(4,526)

Effect of foreign exchange rates on cash and cash equivalents	(1,461)	271

Net decrease in cash and cash equivalents	(3,052)	(4,200)
Cash and cash equivalents at beginning of period	51,251	55,451

Cash and cash equivalents at end of period	$48,199	$51,251

Supplemental cash flow information:

Cash paid for income taxes	$15,580	$2,887
Cash paid for interest	$443	$339
Common stock issued for acquired business	$427	$—